2005 Individual Bonus Targets for Pegasystems Inc.’s Section 16 Officers

Name of Executive Officer	Title	Incentive Bonus Target
Alan Trefler	Chief Executive Officer and	105.6%
	Chairman
Douglas Kra	Vice President, Global Services	40.0%
Michael Pyle	Senior Vice President,	45.0%
	Engineering
Christopher Sullivan	Senior Vice President, Chief	45.0%
	Financial Officer and
	Treasurer
Michael Wallrich	Senior Vice President, Global	76.0%
	Sales

In addition, the 2005 individual bonus target for Richard Jones, who is a Director of the Company and an employee, but not an Executive Officer, is 50.0%